Mueller Industries, Inc. Reports Second Quarter 2018 Earnings

MEMPHIS, Tenn., July 24, 2018 -- Mueller Industries, Inc. (NYSE: MLI) announced today second quarter operating income of $51.9 million, compared with $46.7 million in the same quarter of 2017, an increase of 11 percent.
Net income for the period was $33.2 million, or 58 cents per diluted share, on $662.8 million in net sales, compared with net income of $27.6 million, or 48 cents per diluted share, on $614.3 million in net sales for the same quarter of 2017.
Financial and Operating Highlights for the second quarter of 2018:

•	The average price of COMEX copper was 51 cents per pound higher compared with the same period of 2017.

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Net sales were impacted by higher selling prices resulting from these higher copper prices, and were partially offset by the absence of $41.3 million of net sales recorded in the second quarter of 2017 by MXR, a business the Company exited in June 2017.

•	During the quarter, the Company generated $62.7 million in cash from operations.

Regarding the outlook, Greg Christopher, Mueller CEO said, “Our outlook remains positive as economic conditions remain supportive of our businesses. As performance gradually improves in our Fulton and Cedar City copper tube mills, we continue to recover volume and share of market lost during our modernization efforts.”

In addition, Mr. Christopher commented, “We are excited about our most recent acquisition, ATCO Flex. ATCO is an excellent addition to our Climate Products portfolio, and will contribute to our goal of becoming a more valuable resource to our HVAC and refrigeration customer base. Customer support of the acquisition has been extremely favorable.”

Mueller Industries, Inc. is an industrial manufacturer that specializes in copper and copper alloy manufacturing while also producing goods made from aluminum, steel, and plastics. It is headquartered in Memphis, Tennessee and comprises a network of operations in the United States, Canada, Mexico, Great Britain, South Korea, the Middle East, and China. Its products include tubing, fittings, valves, vessels, and related items for plumbing and HVACR related piping systems, as well as rod, forgings, extrusions, and various components for OEM applications. Products are distributed into sectors such as building construction, appliance, defense, energy, and automotive.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands, except per share data)	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Net sales	$662,773	$614,266	$1,302,833	$1,192,186

Cost of goods sold	563,820	524,311	1,109,490	1,012,738
Depreciation and amortization	9,006	8,595	18,462	16,950
Selling, general, and administrative expense	38,428	36,299	72,485	71,873
(Gain) loss on sale of assets	(409)	(1,631)	3,060	(1,631)

Operating income	51,928	46,692	99,336	92,256

Interest expense	(6,073)	(6,442)	(11,982)	(8,973)
Other income, net	586	342	1,146	936

Income before income taxes	46,441	40,592	88,500	84,219

Income tax expense	(12,411)	(12,650)	(19,806)	(24,579)
Loss from unconsolidated affiliates, net of foreign tax	(148)	(109)	(10,468)	(1,352)

Consolidated net income	33,882	27,833	58,226	58,288

Net income attributable to noncontrolling interests	(700)	(200)	(916)	(668)

Net income attributable to Mueller Industries, Inc.	$33,182	$27,633	$57,310	$57,620

Weighted average shares for basic earnings per share	56,797	56,906	56,848	56,843
Effect of dilutive stock-based awards	514	511	516	585

Adjusted weighted average shares for diluted earnings per share	57,311	57,417	57,364	57,428

Basic earnings per share	$0.58	$0.49	$1.01	$1.01

Diluted earnings per share	$0.58	$0.48	$1.00	$1.00

Dividends per share	$0.100	$0.100	$0.200	$8.200

Summary Segment Data:

Net sales:
Piping Systems Segment	$453,183	$422,844	$884,147	$821,619
Industrial Metals Segment	175,891	154,504	353,223	304,341
Climate Segment	39,172	36,636	75,235	70,915
Elimination of intersegment sales	(5,473)	282	(9,772)	(4,689)

Net sales	$662,773	$614,266	$1,302,833	$1,192,186

Operating income:
Piping Systems Segment	$42,019	$34,792	$74,968	$65,382
Industrial Metals Segment	16,093	16,389	38,726	36,736
Climate Segment	5,347	6,116	10,894	11,726
Unallocated expenses	(11,531)	(10,605)	(25,252)	(21,588)

Operating income	$51,928	$46,692	$99,336	$92,256

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	June 30, 2018	December 30, 2017
ASSETS
Cash and cash equivalents	$281,445	$120,269
Accounts receivable, net	333,903	244,795
Inventories	294,540	327,901
Other current assets	27,625	46,150

Total current assets	937,513	739,115

Property, plant, and equipment, net	284,836	304,321
Other assets	274,035	276,737

	$1,496,384	$1,320,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$59,952	$16,480
Accounts payable	112,090	102,503
Other current liabilities	101,432	123,269

Total current liabilities	273,474	242,252

Long-term debt	558,534	448,592
Pension and postretirement liabilities	26,999	28,713
Environmental reserves	22,984	23,699
Deferred income taxes	19,650	19,403
Other noncurrent liabilities	22,654	21,486

Total liabilities	924,295	784,145

Total Mueller Industries, Inc. stockholders’ equity	557,701	522,111
Noncontrolling interests	14,388	13,917

Total equity	572,089	536,028

	$1,496,384	$1,320,173

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	June 30, 2018	July 1, 2017

Cash flows from operating activities
Consolidated net income	$58,226	$58,288
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	18,622	17,093
Stock-based compensation expense	3,906	3,692
Loss from unconsolidated affiliates	10,468	1,352
Gain on sale of business	—	(1,631)
Loss on disposals of properties	2,646	81
Gain on sales of securities	—	(611)
Impairment charge	—	411
Deferred income taxes	(1,260)	3
Changes in assets and liabilities:
Receivables	(90,345)	(47,108)
Inventories	33,357	(10,874)
Other assets	12,405	(4,723)
Current liabilities	(11,566)	(1,262)
Other liabilities	(1,361)	(1,086)
Other, net	1,121	(1,078)

Net cash provided by operating activities	36,219	12,547

Cash flows from investing activities
Capital expenditures	(10,882)	(11,908)
Acquisition of businesses, net of cash acquired	(12,467)	(18,419)
Proceeds from sale of business, net of cash sold	—	17,483
Investment in unconsolidated affiliates	(609)	(1,617)
Proceeds from sales of properties	11,376	1,363
Proceeds from sales of securities	—	1,787

Net cash used in investing activities	(12,582)	(11,311)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(11,360)	(185,539)
Repurchase of common stock	(6,575)	—
Issuance of long-term debt	193,247	—
Repayments of long-term debt	(37,107)	(611)
Repayment of debt by consolidated joint ventures, net	(3,100)	(3,320)
Net cash received (used) to settle stock-based awards	103	(785)
Dividends paid to noncontrolling interests	(592)	(2,909)

Net cash provided by (used in) financing activities	134,616	(193,164)

Effect of exchange rate changes on cash	(368)	3,516

Increase (decrease) in cash, cash equivalents, and restricted cash	157,885	(188,412)
Cash, cash equivalents, and restricted cash at the beginning of the period	126,563	360,469

Cash, cash equivalents, and restricted cash at the end of the period	$284,448	$172,057